Exhibit 13.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Ocean Rig UDW Inc. (the "Company") on Form 20-F for the year ended December 31, 2013 as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, Solon Drakoulis, Vice President - Accounting of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: February 21, 2014

/s/ Solon Drakoulis
Salon Drakoulis
Vice President of Accounting (Principal Financial Officer)